As filed with the Securities and Exchange Commission on January 23, 2006
Registration No. 333-129037

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Amendment No. 5 to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALTUS PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Delaware	2836	04-3573277
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)
125 Sidney Street
Cambridge, MA 02139
(617) 299-2900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sheldon Berkle
President and Chief Executive Officer
Altus Pharmaceuticals Inc.
125 Sidney Street
Cambridge, MA 02139
(617) 299-2900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Jonathan L. Kravetz, Esq. Megan N. Gates, Esq. Scott A. Samuels, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, MA 02111 (617) 542-6000	Richard D. Forrest, Esq. Altus Pharmaceuticals Inc. 125 Sidney Street Cambridge, MA 02139 (617) 299-2900	David E. Redlick, Esq. Peter N. Handrinos, Esq. Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, MA 02109 (617) 526-6000
         Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.
         If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.    ☐
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.    ☐
         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.    ☐

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

Explanatory Note
This Amendment No. 5 is being filed solely for the purposes of filing exhibits to the Registration Statement on Form S-1 (Registration No. 333-129037) and to update certain information set forth in Part II of the Registration Statement. No changes or additions are being made hereby to the preliminary prospectus which forms part of the Registration Statement, and accordingly it is not filed herewith.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.
          The following table sets forth an itemization of the various costs and expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimated except the SEC Registration Fee and the NASD Filing Fee.

SEC Registration Fee	$13,536
Nasdaq National Market Listing Fee	5,000
NASD Filing Fee	12,000
Printing and Engraving Fees	250,000
Legal Fees and Expenses	1,440,000
Accounting Fees and Expenses	600,000
Blue Sky Fees and Expenses	10,000
Transfer Agent and Registrar Fees	10,000
Miscellaneous	9,464

Total	$2,350,000

Item 14.	Indemnification of Directors and Officers.
          Our restated certificate of incorporation and restated bylaws provide that each person who was or is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director, officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, shall be indemnified by us to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss (including attorneys’ fees, judgments, fines or penalties and amounts paid in settlement) reasonably incurred in connection with legal proceedings. A director or officer will not receive indemnification if he or she is found not to have acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interest.
          Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, i.e., one brought by or on behalf of the corporation, indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

          Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, Article NINTH of our restated certificate of incorporation eliminates the liability of a director to us or our stockholders for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:

•	from any breach of the director’s duty of loyalty to us or our stockholders;

•	from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law; and

•	from any transaction from which the director derived an improper personal benefit.
          We carry insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacity as directors and officers. In addition, we expect to enter into indemnification agreements with each of our directors and officers prior to completion of the offering.
          Additionally, reference is made to the Purchase Agreement filed as Exhibit 1.1 hereto, which provides for indemnification by the underwriters of Altus Pharmaceuticals Inc., our directors and officers who sign the registration statement and persons who control Altus Pharmaceuticals Inc., under certain circumstances.

Item 15.	Recent Sales of Unregistered Securities.
          In the three years preceding the filing of this registration statement, we have sold the following securities that were not registered under the Securities Act. The numbers of shares of common stock and the purchase prices for such shares set forth below reflect a 1-for-2.293 reverse stock split effected in January 2006.

Issuances of Capital Stock and Warrants
          The sale and issuance of the securities set forth below were deemed to be exempt from registration under the Securities Act by virtue of Section 4(2) or Regulation D promulgated thereunder.

1.	On October 28, 2002, we granted a warrant to purchase 536 shares of common stock at a purchase price per share of $9.79 to General Electric Capital Corp. in connection with a capital lease.

2.	On February 12, 2003, we granted a warrant to purchase 655 shares of common stock at a purchase price per share of $9.79 to Oxford Finance Corp. in connection with a capital line borrowing.

3.	On February 19, 2003, we granted a warrant to purchase 683 shares of common stock at a purchase price per share of $9.79 to General Electric Capital Corp. in connection with a capital lease.

4.	On April 8, 2003, we granted a warrant to purchase 487 shares of common stock at a purchase price per share of $9.79 to Oxford Finance Corp. in connection with a capital line borrowing.

5.	On April 17, 2003, we granted a warrant to purchase 525 shares of common stock at a purchase price per share of $9.79 to General Electric Capital Corp. in connection with a capital lease.

6.	On June 26, 2003, we granted a warrant to purchase 744 shares of common stock at a purchase price per share of $9.79 to Oxford Finance Corp. in connection with a capital line borrowing.

7.	On October 27, 2003, we granted a warrant to purchase 414 shares of common stock at a purchase price per share of $9.79 to Oxford Finance Corp. in connection with a capital line borrowing.

8.	On May 21, 2004, we issued and sold 11,819,959 shares of our Series C convertible preferred stock at a purchase price per share of $4.31 to 16 accredited investors for an aggregate purchase price of $51,000,000.

9.	On May 21, 2004, in connection with the issuance of Series C convertible preferred stock, we issued warrants to 16 accredited investors to purchase 2,600,400 shares of our preferred stock at a purchase price of $4.31 per share.

10.	On August 31, 2004 we granted a warrant to purchase 460 shares of common stock at a purchase price per share of $9.88 to Oxford Finance Corp. in connection with a capital line borrowing.

11.	On November 12, 2004, we granted a warrant to purchase 460 shares of common stock at a purchase price per share of $9.88 to Oxford Finance Corp. in connection with a capital line borrowing.

12.	On December 17, 2004, we granted a warrant to purchase 3,014 shares of common stock at a purchase price per share of $9.88 to Oxford Finance Corp. in connection with a capital line borrowing.

13.	On January 25, 2005, we granted a warrant to purchase 1,517 shares of common stock at a purchase price per share of $9.88 to Oxford Finance Corp. in connection with a capital line borrowing.

14.	On March 24, 2005, we granted a warrant to purchase 639 shares of common stock at a purchase price per share of $9.88 to Oxford Finance Corp. in connection with a capital line borrowing.

15.	On April 13, 2005, we granted a warrant to purchase 230 shares of common stock at a purchase price per share of $9.88 to Oxford Finance Corp. in connection with a capital line borrowing.

16.	On June 24, 2005, we granted a warrant to purchase 215 shares of common stock at a purchase price per share of $9.88 to Oxford Finance Corp. in connection with a capital line borrowing.

Certain Grants and Exercises of Stock Options
          The sale and issuance of the securities described below were deemed to be exempt from registration under the Securities Act in reliance on Rule 701 promulgated under Section 3(b) of the Securities Act, as transactions by an issuer not involving a public offering or transactions pursuant to compensatory benefit plans and contracts relating to compensation as provided under Rule 701.
          Pursuant to our stock plans and certain stand-alone stock option agreements, we have issued options to purchase an aggregate of shares of common stock. Of these options, as of December 31, 2005:

•	options to purchase 1,187,292 shares of common stock have been canceled or lapsed without being exercised;

•	options to purchase 925,408 shares of common stock have been exercised; and

•	options to purchase a total of 3,056,807 shares of common stock are currently outstanding, at a weighted average exercise price of $4.26 per share.

Item 16.	Exhibits and Financial Statement Schedules.
     Exhibits

Exhibit
Number		Description of Exhibit

1.	1**	Form of Purchase Agreement.
3.	1**	Restated Certificate of Incorporation of the Registrant, as amended.
3.	2**	Restated Certificate of Incorporation of the Registrant to be filed upon completion of this offering.
3.	3**	Second Amended and Restated By-laws of the Registrant.
3.	4**	Restated By-laws of the Registrant to be effective upon completion of this offering.
4.	1**	Form of Common Stock Certificate.
4.	2**	Amended and Restated Stockholders Voting Agreement, dated as of May 21, 2004, as amended.
4.	3**	Amended and Restated Investor Rights Agreement, dated as of May 21, 2004.
4.	4**	Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of May 21, 2004.
4.	5**	Amended and Restated Voting Standstill Agreement, dated as of May 21, 2004.
4.	6**	Form of Common Stock Warrant to Vertex Pharmaceuticals Incorporated.
4.	7**	Form of Common Stock Warrant to General Electric Capital Corporation.
4.	8**	Form of Common Stock Warrant to Oxford Finance Corporation.
4.	9**	Form of Common Stock Warrant to Cystic Fibrosis Foundation Therapeutics, Inc.
4.	10**	Form of Common Stock Warrant to Transamerica Business Credit Corporation.
4.	11**	Form of Common Stock Warrant to SG Cowen & Co.
4.	12**	Form of Series B Preferred Stock Warrant, as amended, together with a schedule of warrant holders.
4.	13**	Form of Series C Preferred Stock Warrant, together with a schedule of warrant holders.
5.	1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Registrant, with respect to the legality of securities being registered.
10.	1@**	1993 Stock Option Plan, as amended.
10.	2@**	Form of Incentive Stock Option Agreement under the 1993 Stock Option Plan.
10.	3@**	Form of Non-Qualified Stock Option Agreement under the 1993 Stock Option Plan.
10.	4@**	Amended and Restated 2002 Employee, Director and Consultant Stock Plan.
10.	5@**	Pre-IPO Form of Incentive Stock Option Agreement under the Amended and Restated 2002 Employee, Director and Consultant Stock Plan applicable to Executive Officers.
10.	5.1@**	Post-IPO Form of Incentive Stock Option Agreement under the Amended and Restated 2002 Employee, Director and Consultant Stock Plan applicable to Executive Officers.
10.	6@**	Pre-IPO Form of Non-Qualified Stock Option Agreement under the Amended and Restated 2002 Employee, Director and Consultant Stock Plan applicable to Executive Officers.
10.	6.1@**	Post-IPO Form of Non-Qualified Stock Option Agreement under the Amended and Restated 2002 Employee, Director and Consultant Stock Plan applicable to Executive Officers.
10.	7**	Form of Indemnification Agreement between the Registrant and its Directors and Executive Officers.
10.	8**	Master Lease Agreement between the Registrant and General Electric Capital Corporation, dated as of May 21, 2002, as amended.
10.	9**	Master Loan and Security Agreement between Oxford Finance Corporation and the Registrant, dated as of December 17, 1999, as amended.
10.	10**	Form of Promissory Note issued to Oxford Finance Corporation.
10.	11**	Master Security Agreement between Oxford Finance Corporation and the Registrant, dated August 19, 2004.
10.	12**	Form of Promissory Note issued to Oxford Finance Corporation.
10.	13+**	Technology License Agreement by and between the Registrant and Vertex Pharmaceuticals Incorporated, dated as of February 1, 1999, as amended.

Exhibit
Number		Description of Exhibit

10.	14+	Cooperative Development Agreement between Amano Enzyme, Inc. and the Registrant dated as of November 8, 2002, as amended.
10.	15+	Strategic Alliance Agreement between the Registrant and Cystic Fibrosis Foundation Therapeutics, Inc., dated as of February 22, 2001, as amended.
10.	16+**	Development, Commercialization and Marketing Agreement between the Registrant and Dr. Falk Pharma GmbH dated as of December 23, 2002.
10.	17@**	Letter Agreement between the Registrant and Sheldon Berkle, dated as of May 6, 2005, as amended.
10.	18@**	Separation Agreement between the Registrant and Peter L. Lanciano, dated as of November 24, 2004, as amended.
10.	19@**	Consulting Agreement between the Registrant and Manuel A. Navia, dated as of March 1, 2003.
10.	20@**	Description of Arrangement between the Registrant and John P. Richard, effective as of October 28, 2004.
10.	21**	Lease Agreement between the Registrant and Rizika Realty Trust for 125 Sidney Street, Cambridge, MA, dated as of April 4, 2002, as amended.
10.	22**	Lease Agreement between the Registrant and Fort Washington Realty Trust for 625 Putnam Ave, Cambridge, dated as of March 1, 1993, as amended.
10.	23@**	Description of Executive Officer Retention Arrangements.
10.	24**	Sublease Agreement between the Registrant and Vertex Pharmaceuticals Incorporated for 618 Putnam Ave, Cambridge, dated as of February 1, 1999, as amended.
10.	25**	Sublease Agreement between the Registrant and Transkaryotic Therapies, Inc., dated as of July 23, 2004.
10.	26+**	Purchase Agreement between the Registrant and Sandoz, GmbH, dated as of October 10, 2005.
10.	27@	Summary of Executive Compensation.
10.	28@	Director Compensation Policy.
21**		Subsidiaries of the Registrant.
23.	1**	Consent of Deloitte & Touche LLP.
23.	2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (see Exhibit 5.1).
24.	1**	Powers of Attorney (see signature page to initial filing).

**	Previously filed.

+	Confidential treatment has been requested for portions of this exhibit.

@	Denotes management compensation plan or contract.
Financial Statement Schedules
          Financial Statement Schedules are omitted because the information is included in our financial statements or notes to those financial statements.

Item 17.	Undertakings
          The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.
          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
          The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this Amendment No. 5 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts, on January 23, 2006.

ALTUS PHARMACEUTICALS INC.

By:	/s/ Jonathan I. Lieber

Jonathan I. Lieber

Vice President and Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to the registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

* Sheldon Berkle	President, Chief Executive Officer and Director (principal executive officer)	January 23, 2006

/s/ Jonathan I. Lieber Jonathan I. Lieber	Vice President and Chief Financial Officer (principal financial and accounting officer)	January 23, 2006

* John P. Richard	Chairman of the Board	January 23, 2006

* Richard H. Aldrich	Director	January 23, 2006

* Lynne H. Brum	Director	January 23, 2006

* Stewart Hen	Director	January 23, 2006

* Peter L. Lanciano	Director	January 23, 2006

* Jonathan S. Leff	Director	January 23, 2006

* Manuel A. Navia, Ph.D.	Director	January 23, 2006

* Jonathan D. Root, M.D.	Director	January 23, 2006

* Michael S. Wyzga	Director	January 23, 2006

*	Signed by Jonathan I. Lieber pursuant to power of attorney.

EXHIBIT INDEX

Exhibit
Number		Description of Exhibit

1.	1**	Form of Purchase Agreement.
3.	1**	Restated Certificate of Incorporation of the Registrant, as amended.
3.	2**	Restated Certificate of Incorporation of the Registrant to be filed upon completion of this offering.
3.	3**	Second Amended and Restated By-laws of the Registrant.
3.	4**	Restated By-laws of the Registrant to be effective upon completion of this offering.
4.	1**	Form of Common Stock Certificate.
4.	2**	Amended and Restated Stockholders Voting Agreement, dated as of May 21, 2004, as amended.
4.	3**	Amended and Restated Investor Rights Agreement, dated as of May 21, 2004.
4.	4**	Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of May 21, 2004.
4.	5**	Amended and Restated Voting Standstill Agreement, dated as of May 21, 2004.
4.	6**	Form of Common Stock Warrant to Vertex Pharmaceuticals Incorporated.
4.	7**	Form of Common Stock Warrant to General Electric Capital Corporation.
4.	8**	Form of Common Stock Warrant to Oxford Finance Corporation.
4.	9**	Form of Common Stock Warrant to Cystic Fibrosis Foundation Therapeutics, Inc.
4.	10**	Form of Common Stock Warrant to Transamerica Business Credit Corporation.
4.	11**	Form of Common Stock Warrant to SG Cowen & Co.
4.	12**	Form of Series B Preferred Stock Warrant, as amended, together with a schedule of warrant holders.
4.	13**	Form of Series C Preferred Stock Warrant, together with a schedule of warrant holders.
5.	1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Registrant, with respect to the legality of securities being registered.
10.	1@**	1993 Stock Option Plan, as amended.
10.	2@**	Form of Incentive Stock Option Agreement under the 1993 Stock Option Plan.
10.	3@**	Form of Non-Qualified Stock Option Agreement under the 1993 Stock Option Plan.
10.	4@**	Amended and Restated 2002 Employee, Director and Consultant Stock Plan.
10.	5@**	Pre-IPO Form of Incentive Stock Option Agreement under the Amended and Restated 2002 Employee, Director and Consultant Stock Plan applicable to Executive Officers.
10.	5.1@**	Post-IPO Form of Incentive Stock Option Agreement under the Amended and Restated 2002 Employee, Director and Consultant Stock Plan applicable to Executive Officers.
10.	6@**	Pre-IPO Form of Non-Qualified Stock Option Agreement under the Amended and Restated 2002 Employee, Director and Consultant Stock Plan applicable to Executive Officers.
10.	6.1@**	Post-IPO Form of Non-Qualified Stock Option Agreement under the Amended and Restated 2002 Employee, Director and Consultant Stock Plan applicable to Executive Officers.
10.	7**	Form of Indemnification Agreement between the Registrant and its Directors and Executive Officers.
10.	8**	Master Lease Agreement between the Registrant and General Electric Capital Corporation, dated as of May 21, 2002, as amended.
10.	9**	Master Loan and Security Agreement between Oxford Finance Corporation and the Registrant, dated as of December 17, 1999, as amended.
10.	10**	Form of Promissory Note issued to Oxford Finance Corporation.
10.	11**	Master Security Agreement between Oxford Finance Corporation and the Registrant, dated August 19, 2004.
10.	12**	Form of Promissory Note issued to Oxford Finance Corporation.
10.	13+**	Technology License Agreement by and between the Registrant and Vertex Pharmaceuticals Incorporated, dated as of February 1, 1999, as amended.

Exhibit
Number		Description of Exhibit

10.	14+	Cooperative Development Agreement between Amano Enzyme, Inc. and the Registrant dated as of November 8, 2002, as amended.
10.	15+	Strategic Alliance Agreement between the Registrant and Cystic Fibrosis Foundation Therapeutics, Inc., dated as of February 22, 2001, as amended.
10.	16+**	Development, Commercialization and Marketing Agreement between the Registrant and Dr. Falk Pharma GmbH dated as of December 23, 2002.
10.	17@**	Letter Agreement between the Registrant and Sheldon Berkle, dated as of May 6, 2005, as amended.
10.	18@**	Separation Agreement between the Registrant and Peter L. Lanciano, dated as of November 24, 2004, as amended.
10.	19@**	Consulting Agreement between the Registrant and Manuel A. Navia, dated as of March 1, 2003.
10.	20@**	Description of Arrangement between the Registrant and John P. Richard, effective as of October 28, 2004.
10.	21**	Lease Agreement between the Registrant and Rizika Realty Trust for 125 Sidney Street, Cambridge, MA, dated as of April 4, 2002, as amended.
10.	22**	Lease Agreement between the Registrant and Fort Washington Realty Trust for 625 Putnam Ave, Cambridge, dated as of March 1, 1993, as amended.
10.	23@**	Description of Executive Officer Retention Arrangements.
10.	24**	Sublease Agreement between the Registrant and Vertex Pharmaceuticals Incorporated for 618 Putnam Ave, Cambridge, dated as of February 1, 1999, as amended.
10.	25**	Sublease Agreement between the Registrant and Transkaryotic Therapies, Inc., dated as of July 23, 2004.
10.	26+**	Purchase Agreement between the Registrant and Sandoz, GmbH, dated as of October 10, 2005.
10.	27@	Summary of Executive Compensation.
10.	28@	Director Compensation Policy.
21**		Subsidiaries of the Registrant.
23.	1**	Consent of Deloitte & Touche LLP.
23.	2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (see Exhibit 5.1).
24.	1**	Powers of Attorney (see signature page to initial filing).

**	Previously filed.

+	Confidential treatment has been requested for portions of this exhibit.

@	Denotes management compensation plan or contract.